AGREEMENT OF INTENT TO PURCHASE

Buyer:   Ricketts Enterprises International Inc.,
	 A subsidiary of BAP Acquisition Corp.
	 1051-Fifth Avenue North,
	 Naples, FL 33940-5818

Seller:  Garfield Ricketts
	 4010 Royal Wood Blvd.,
	 Naples, FL 33962

The Buyer agrees to purchase the properties identified in Schedule "A" under the following terms and conditions.

1.) PURCHASE PRICE: The purchase price shall be Two Million Four Hundred Eighty Two Thousand, Eight Hundred .00 ( $ 2,482,800.00) payable as follows.

      a.) Buyer shall resolve all the 1st mortgage liens in the amount of One Million Three Hundred Ten Thousand, Three Hundred Ninety Six.49
($1,310,396.49) existing on the said properties to the satisfaction of the lien holders

      b.)Buyer will Pay the sum of One Million One Hundred Seventy Two Thousand Four Hundred Three .51 ($ 1,172,403.51) to the Seller.

2.) CONTRACT: This agreement of intent will be superseded by a purchase and sale agreement drawn up by the buyer and delivered to Seller when the following conditions are met.

      a.) Buyer has raised funds to retire all existing liens in full.

      b.) Buyer has raised enough funds to pay Seller difference between the purchase price and the existing 1st Mortgage liens at the time of closing.

3.) PROPERTY INSPECTION & APPRAISAL:

      a.) The properties will be inspected as to their condition, to insure acceptability of condition and functionality, prior to any transfer of ownership.

      b.) The properties will be appraised by a certified appraiser in the state which they are located to insure that there is no serious reduction in the value stated under Schedule "A".

      c.) Buyer or designated agent, will be the sole judge of inspection and appraisal reports, to insure that this transaction is guided by good business principles.

4.) FINANCING CONTINGENCY: Should the Buyer fail to raise all the funds necessary to complete the purchase of the properties, them the Seller is willing to negotiate some alternate method of payment for the difference between the purchase price and the amount of the 1st Mortgage Liens, providing all 1st mortgage liens are resolved.

5.) CLOSING:Closing shall take place at a time and date to be agreed to by both parties.


AGREED AND ACCEPTED


RICKETTS ENTERPRISES INT'L INC.

BY /s/ Una Ricketts                             DATE 1/15/96
   ------------------------------------------        -------------------
	 Una Ricketts Secretary

GARFIELD RICKETTS

       /s/ Garfield Ricketts                    DATE 1/15/96
       --------------------------------------        -------------------

				   SHEDULE "A"

PROPERTY                          PRESENT VALUE                  AMOUNT OWED


18 PEAR STREET
Central Islip, NY 11722           $110.000.00                    $24,792.62

2801-52nd Terrace SW
Golden Gate, FL 33999               89,000.00                     55,281.95

1743-54th Street. SW
Golden Gate, FL 33999               89,000.00                     41,449.00

2600 Santa Barbara Blvd.
Golden Gate, FL 33999              149,000.00                     99,057.00

5081-27th Place SW
Golden Gate, FL 33999               89,000.00                     49,869.00

222 Willoughby Drive
Naples, FL 33942                   150,000.00                     63,760.00

1009 SE 9th Avenue
Cape Coral, FL 33904                85,000.00                     45,476.00

1110 SE 9th Court,
Cape Coral, FL 33904                85,000.00                     45,476.00

205 SW 33rd Street
Cape Coral, FL 33904                89,000.00                     52,191.00

5247/5249 24th Avenue SW
Golden Gate, FL 33999              125,000.00                     62,000.00

2620 SANTA BARBARA BLVD
Golden Gate, FL 33999              125,000.00                     77,875.00

5384-24th AVENUE SW
Golden Gate, FL 33999              125,000.00                     61,500.00

2700 SANTA BARBARA BLVD
Golden Gate, FL 33999              120,000.00                     73,086.00

5250/5280 28th AVENUE SW
GOLDEN GATE, FL 33999              189,000.00                    104,185.00

5210/5240 28TH AVENUE SW
GOLDEN GATE, FL 33999              189,000.00                    104,185.00

1051-5TH AVENUE NORTH
Naples, FL 33940                    70,000.00                     47,900.00

19506 MUNSEY
Houston TX 77450                    55,000.00                     32,181.00

5927 BERKRIDGE
Missouri City, TX 77450             50,000.00                     28,829.96

15930 GATEBRIAR
Missouri City, TX 77459             50,000.00                     32,845.06

5934 BEACONRIDGE
Missouri City, TX 77459             55,000.00                     29,763.00

17611 NORTH FALK
Houston, TX                         58,000.00                     28,310.00

2934 WALNUT SPRINGS
Houston, TX                         52,000.00                     31,062.00

5926 BEACONRIDGE
Houston, TX 77053                   59,900.00                     25,494.00

19455 CYPRESS CLIFF
Houston, TX 77053                   52,000.00                     22,155.00

10718 PARKLAND WOODS
Houston, TX 77053                   58,000.00                     25,390.00

16342 BODEGA BAY DR,
Houston, TX 77053                   65,000.00                     29,232.00

5118 RIDGESTONE DR
Houston, TX 77054                   49,900.00                     17,051.00

TOTAL VALUE OF PROPERTIES                           $2,482,800.00
TOTAL MORTGAGES                                    $ 1,310,396.49